Exhibit 99.1

CACI President and CEO’s Statement on Company’s Actions Related to COVID-19

Arlington, Va., April 2, 2020 – John Mengucci, CACI President and Chief Executive Officer, issued today the message below to employees, customers, shareholders, and communities regarding COVID-19.

“As our nation navigates the COVID-19 global pandemic, I am focused on taking all necessary actions to first and foremost ensure the health and safety of our employees, to continue our unwavering commitment to our customers, to continue to operate the company in a fiscally responsible manner, and to support the communities in which we work and live.  While the COVID-19 situation remains dynamic, we are vigilant in anticipating and overcoming the obstacles that are presented to us. We will make the decisions necessary to ensure the viability of our business.  Since 1962, CACI has remained “Ever Vigilant” in responding to the ever-changing dynamics in our business and our nation, and we will continue to do so with long-term sustainability and growth in mind.

“To the CACI employees, know that we are doing everything we can to keep you and your families healthy and safe, and your jobs secure while you support the security of our nation.  Every day, you demonstrate CACI’s culture of innovation, ethics, and integrity.  You deliver some of the most advanced and mission-critical technologies, and your support and expertise provide outstanding value to our customers.  And I couldn’t be prouder of your dedication.  Please know that my leadership team and I are committed to getting us through this crisis.

“To our customers, we are committed to supporting your national security requirements, as we have for more than half a century.  We remain your trusted partner to ensure work continues while COVID risks are mitigated.  We are flexible, dedicated, innovative, and agile.  Our support is steadfast, and CACI stands ready-as-ever to solve your toughest problems today and those that are to come.

“To our communities across the globe, CACI is in this with you. By ensuring the health and safety of our employees and customers, we are doing our part to contribute to the ongoing health in communities where we operate. We are reviewing ways our company and workforce can make life less stressful during these difficult times, whether by better supporting our small business partners or buoying local businesses across the communities where CACI calls home.”

“To our investors, CACI’s customer missions MUST continue. Our operations span the entire globe, serving some of the most important national security customers in the world. CACI’s balance sheet is strong with significant liquidity available, appropriate debt levels, and supported by robust cash flow generation to sustain future corporate strategic growth opportunities. Our long-term strategy remains intact… win new business, deliver operational excellence, and deploy capital for future growth. CACI is committed to this strategy and firmly reiterates our goal to continue our strong track record of delivering growth and long-term shareholder value.”

“While this pandemic was an unforeseen challenge, I believe our country and company will emerge stronger from this test. I also believe great companies are rising to the challenge through unwavering support of their employees, customers, and communities. CACI is one of those companies. Working side-by-side, we will successfully manage through today’s unprecedented challenges and get through this safely. I am truly inspired by our collective resilience, compassion, and commitment in the face of adversity.”

CACI’s 23,000 talented employees are vigilant in providing the unique expertise and distinctive technology that address our customers’ greatest enterprise and mission challenges. Our culture of good character, innovation, and excellence drives our success and earns us recognition as a Fortune World's Most Admired Company. As a member of the Fortune 1000

Largest Companies, the Russell 1000 Index, and the S&P MidCap 400 Index, we consistently deliver strong shareholder value. Visit us at www.caci.com.

There are statements made herein which do not address historical facts, and therefore could be interpreted to be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. The factors that could cause actual results to differ materially from those anticipated include, but are not limited to, the risk factors set forth in CACI’s Annual Report on Form 10-K for the fiscal year ended June 30, 2019, and other such filings that CACI makes with the Securities and Exchange Commission from time to time. Any forward-looking statements should not be unduly relied upon and only speak as of the date hereof.

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Corporate Communications and Media:Investor Relations:

Jody Brown, Executive Vice President, Public RelationsDaniel Leckburg, Senior Vice President, Investor Relations

(703) 841-7801, jbrown@caci.com(703) 841-7666, dleckburg@caci.com

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